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June 15, 1998



Averil Associates, Inc.
833 17th Street, Suite Six
Santa Monica, CA  90403
Attn: Diana L. Maranon

Ladies and Gentlemen:

In connection with your engagement as our financial advisor pursuant to a letter agreement, dated June 15, 1998 (as such agreement may be amended from time to time, the "Agreement"), between you and us, we hereby agree to indemnify and hold harmless you and your affiliates, and your respective directors, officers, agents, employees and controlling persons, and each of their respective successors and assigns (collectively, the "indemnified persons"), to the full extent lawful, from and against all losses, claims, damages, liabilities and expenses (or actions in respect thereof) that are related to or arise out of (i) actions or alleged actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by us or any of our affiliates, directors, officers, employees or agents, (ii) actions or alleged actions taken or omitted to be taken by an indemnified person (including acts or omissions constituting ordinary negligence) pursuant to the terms of, or in connection with services rendered pursuant to or in accordance with the terms of, the Agreement or any transaction or proposed transaction contemplated thereby or any indemnified person's role in connection therewith, or (iii) any untrue statement or alleged untrue statement of a material fact contained in any offering materials or in any amendment or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading. We will not be responsible, however, for any losses, claims, damages, liabilities or expenses pursuant to clause (ii) of the preceding sentence that are finally judicially determined to have resulted primarily from the gross negligence or willful misconduct of the person seeking indemnification hereunder. We also agree that (i) no indemnified person shall have any liability to us or any of our affiliates, directors, officers, employees or agents except for losses, claims, damages, liabilities or expenses incurred by us in connection with the transaction that are finally judicially determined to have resulted primarily from the gross negligence or willful misconduct of such indemnified person; and (ii) in no event shall the indemnified persons' aggregate liability in connection with such losses, claims, damages, liabilities and expenses exceed the fees you actually receive from us pursuant to the Agreement.

Promptly after receipt by an indemnified person of notice of any complaint or the commencement of any action or proceeding with respect to which indemnification is being sought hereunder, such person will notify us in writing of such complaint or of the commencement of such action or proceeding. We will not, without the prior written consent of you, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not you or any other indemnified person is an actual or potential party to such claim, action, suit or proceeding).

We agree that if any indemnification sought by an indemnified person pursuant to this letter agreement is held by a court to be unavailable for any reason other than as specified in the second sentience of the first paragraph of this letter agreement, then we will contribute to the losses, claims, damages, liabilities and expenses for which such indemnification is held unavailable (i) in such proportion as is appropriate to reflect the relative benefits to us, on the one hand, and you, on the other hand, in connection with your engagement referred to above, or (ii) if the allocation provided by clause (i) above in this paragraph is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) in this paragraph, but also the relative fault of us, on the one hand, and you, on the other hand, as well as any other relevant equitable considerations; PROVIDED HOWEVER, that in any event the aggregate contribution by all indemnified persons to all losses, claims, damages, liabilities and expenses with respect to which contribution is available hereunder will not exceed the amount of fees actually received by you from us pursuant to your engagement referred to above. It is hereby agreed that for purposes of this paragraph, the relative benefits to us, on the one hand, and you, on the other hand, with respect to your engagement shall be deemed to be in the same proportion as (i) the total value paid or proposed to be paid or received by us or our stockholders, as the case may be, pursuant to the transaction, whether or not
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consummated, for which you are engaged to render financial advisory services, bears to (ii) the fee paid or proposed to be paid to you in connection with such engagement. It is agreed that it would not be just and equitable if contribution pursuant to this paragraph were determined by pro rata allocation or by any other method which does not take into account the considerations referred to in this paragraph.

We further agree that we will promptly reimburse you and any other indemnified person hereunder for all expenses (including fees and disbursements of counsel) as they are incurred in connection with investigating, preparing or defending any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder, whether or not in connection with pending or threatened litigation in which any indemnified person is a party; PROVIDED, HOWEVER; that we will have the right to mutually determine legal counsel to represent you and any other indemnified person hereunder and will have the right to manage any such legal process, so long as such management does not adversely impair, hinder or otherwise jeopardize the rights or defense of you or any other indemnified person hereunder.

Our indemnity, contribution and other obligations under this letter agreement shall be in addition to any rights that you or any other indemnified person may have at common law or otherwise, and shall be binding on our successors and assigns.

We hereby consent to personal jurisdiction, service and venue in any court in which any claim which is subject to, or which may give rise to a claim for indemnification or contribution under, this letter agreement is brought against you or any other indemnified person.

This letter agreement shall be deemed made in California. This letter agreement and all controversies arising from or relating to performance under this letter agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to such state's rules concerning conflicts of laws. ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM OR ACTION ARISING OUT OF THIS LETTER AGREEMENT OR ANY ENGAGEMENT OF YOU IS HEREBY WAIVED.

It is understood that, in connection with your above-mentioned engagement, you may also be engaged in writing to act in one or more additional capacities, and that the terms of the original engagement or any such additional engagement may be embodied in one or more separate written agreements. The provisions of this letter agreement shall apply to the original engagement, related activities prior to the date of the original engagement, any such additional written engagement and any modification of the original engagement or such additional written engagement and shall remain in full force and effect following the completion or termination of your engagement(s).


                                       Sincerely,

                                       FUTURE MEDIA PRODUCTIONS


                                       By:
                                             ----------------------
                                             Alex Sandel

                                       Dated:
                                             --------------------

Accepted:

AVERIL ASSOCIATES, INC.

By:
       ----------------------------
       Diana L. Maranon

Dated:
       ----------------------------